Exhibit 99.1

Aura Biosciences Announces Appointment of Teresa Bitetti to Board of Directors

BOSTON, April 2, 2025 (GLOBE NEWSWIRE) -- Aura Biosciences, Inc. (NASDAQ: AURA), a clinical-stage biotechnology company developing precision therapies for solid tumors designed to preserve organ function, today announced the appointment of Teresa Bitetti, President of the Global Oncology Business Unit at Takeda, to the Company’s Board of Directors, effective March 31, 2025.

“I am pleased to welcome Teresa to our Board of Directors,” said Elisabet de los Pinos, Chief Executive Officer of Aura Biosciences. “She is a seasoned leader whose extensive operational and commercial experience will be instrumental as we advance our clinical pipeline across ocular and urologic oncology.”

“I am excited to join Aura’s Board of Directors as the Company works to develop novel therapies in areas of high unmet medical need,” said Ms. Bitetti. “I look forward to collaborating with the Aura team as they continue to grow as an innovative global oncology company and work to fulfill their mission of transforming patients’ lives.”

Ms. Bitetti is currently the President of the Global Oncology Business Unit and a member of the Executive Team at Takeda, where she oversees a global portfolio of therapies targeting gastrointestinal, thoracic, and hematological cancers. In this role, Ms. Bitetti leads all aspects of Takeda’s multi-billion-dollar oncology business, with major markets in the US, Europe, and Japan. Before joining Takeda, Ms. Bitetti was Senior Vice President and Head of Worldwide Oncology Commercialization at Bristol Myers Squibb (BMS). She held leadership roles of increasing responsibility at BMS, including in infectious diseases and neuroscience. She served as Senior Vice President and Head of U.S. Oncology, President and General Manager of BMS Canada, and Worldwide Head of BMS Virology. Prior to BMS, Ms. Bitetti was part of the Capital Markets Group at Mobil Oil Corporation, overseeing the investment of Mobil’s worldwide pension assets. In addition to her role at Takeda, Ms. Bitetti serves on the Board of Directors for Osmol Therapeutics, which is focused on developing a treatment to prevent chemotherapy-induced peripheral neuropathy. Ms. Bitetti earned her MBA from the Darden School of Business at the University of Virginia and her BA from Wellesley College.

About Aura Biosciences

Aura Biosciences is a clinical-stage biotechnology company focused on developing precision therapies for solid tumors that aim to preserve organ function. Our lead candidate, bel-sar (AU-011), is currently in late-stage development for primary choroidal melanoma and in early-stage development in other ocular oncology indications and bladder cancer. Aura Biosciences is headquartered in Boston, MA. Our mission is to grow as an innovative global oncology company that positively transforms the lives of patients. For more information, visit aurabiosciences.com. Follow us on X (formerly Twitter) @AuraBiosciences and visit us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. These forward-looking statements include express or implied statements regarding Aura’s future expectations, plans and prospects, including, without limitation, statements regarding the therapeutic potential of bel-sar for the treatment of multiple cancers; statements regarding Aura’s plans and expectations for its ongoing and future clinical trials of bel-sar in multiple oncology indications; statements regarding Aura’s plans to advance its clinical pipeline; statements regarding achieving Aura’s goal to transform patients’ lives; and statements regarding Aura’s expectations for the estimated patient populations and related market opportunities for bel-sar.

The forward-looking statements in this press release are neither promises nor guarantees, and investors should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors, many of which are beyond Aura’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, without limitation, uncertainties inherent in clinical trials and in the availability and timing of data from ongoing clinical trials; the expected timing for submissions for regulatory approval or review by governmental authorities; the risk that the results of Aura’s preclinical and clinical trials may not be predictive of future results in connection with future clinical trials; the risk that early or interim data from ongoing clinical trials may not be predictive of final data from completed clinical trials; the risk that governmental authorities may disagree with Aura’s clinical trial designs, even where Aura has obtained agreement with governmental authorities on the design of such trials, such as the Phase 3 special protocol assessment agreement with the U.S. Food and Drug Administration; whether Aura will receive regulatory approvals to conduct trials or to market products; whether Aura’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; Aura’s ongoing and planned preclinical activities; and Aura’s ability to initiate, enroll, conduct or complete ongoing and planned clinical trials. These risks, uncertainties and other factors include those risks and uncertainties described under the heading “Risk Factors” in Aura’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission (SEC) and in subsequent filings made by Aura with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, Aura disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Aura’s current expectations and speak only as of the date hereof and no representations or warranties (express or implied) are made about the accuracy of any such forward-looking statements.

Investor and Media Contact:

Alex Dasalla
Head of Investor Relations and Corporate Communications
IR@aurabiosciences.com